UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 24, 2019

QuickLogic Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-22671	77-0188504
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1277 Orleans Drive, Sunnyvale, CA		94089-1138
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (408) 990-4000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

The 2019 Annual Meeting of Stockholders of the Company was held on Wednesday, April 24, 2019. At the Annual Meeting, there were 96,970,351 shares of our common stock (as of the record date of February 25, 2019) entitled to vote, of which, 86,174,343 shares were present in-person or represented by proxy, representing 88.87% of the total outstanding shares of our common stock entitled to vote. The final voting results of each proposal are set forth below:

(i)	The Company’s stockholders elected the following nominees to serve as Class II directors until the date on which the Annual Meeting of Stockholders is held in 2022. The votes were as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Arturo Krueger	23,964,345	841,705	61,368,293
Gary Tauss	23,939,097	866,953	61,368,293

(ii)	The Company’s stockholders approved the Company's 2019 Stock Plan. The votes were as follows:

Votes For	22,750,703
Votes Against	1,745,966
Abstentions	309,381
Broker Non-Votes	61,368,293

(iii)

The Company’s stockholders ratified the appointment of Moss Adams, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 29, 2019. The votes were as follows:

Votes For	84,417,435
Votes Against	694,501
Abstentions	1,062,407

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 26, 2019	QuickLogic Corporation

/s/ Suping (Sue) Cheung
Suping (Sue) Cheung
Vice President, Finance and Chief Financial Officer

4